Exhibit 99.1

NEWS RELEASE

For Immediate Release August 6, 2008	Contact:	Michael Sund (858) 503-3233 msund@maxwell.com

MAXWELL TECHNOLOGIES REPORTS SECOND QUARTER FINANCIAL RESULTS

Ultracapacitor Revenue Up 76% as Top Line Grows by 44% vs. Q2 2007

CONFERENCE CALL & WEBCAST AT 5 P.M. (EDT) TODAY, – DETAILS BELOW

SAN DIEGO, Calif.— Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $19.6 million for its second quarter ended June 30, 2008, an increase of 44 percent over the $13.6 million recorded in the same period in 2007. Operating loss for the second quarter 2008 was $4.0 million, compared with $5.5 million in the same period last year. The net loss for Q208 was $5.0 million, or $0.24 per share, compared with $8.0 million, or $0.45 per share, in Q207. The net loss comparison is affected by a non-cash charge of $1.4 million, or $0.08 per share, in Q207 related to the change in fair value of conversion features of convertible debentures issued in 2005.

Q208 BOOSTCAP® ultracapacitor revenue increased by 76 percent to $6.8 million, compared with $3.9 million for the same period last year. High voltage capacitor and microelectronics products also generated increased sales, combining for Q208 revenue of $12.8 million, up 31 percent from the $9.8 million recorded in Q207.

“New ultracapacitor orders for hybrid and electric transit vehicles and wind energy systems combined with existing customer volume to generate the highest quarterly ultracapacitor revenue in the company’s history,” said David Schramm, Maxwell’s president and chief executive officer. “Based on the ultracapacitor growth we have seen over the past several quarters and continuing strong demand for our high voltage and microelectronics products, we are expecting additional top line growth in the third quarter.”

Other significant recent developments include:

•

An order from Vossloh Kiepe GmbH, a leading producer of heavy vehicle drive systems, for 300 125-volt BOOSTCAP ultracapacitor modules for emission-free electric trolley buses it is producing in collaboration with Van Hool NV for the Milan, Italy, municipal transit system.

•

An order from Golden Dragon Bus Co. Ltd., one of the world’s largest producers of medium- and heavy-duty buses, for 720 48-volt BOOSTCAP ultracapacitor modules for low-emission diesel-electric hybrid transit buses it is producing for the Hangzhou, China, Public Transit Group.

Q208 gross margin was 28 percent, compared with 20 percent in Q207, and 30 percent in Q108. Operating expenses totaled approximately $9.6 million, or 49 percent of revenue in Q208, compared with $8.2 million, or 60 percent of revenue in Q207, and $8.6 million, or 50 percent of revenue in Q108. Cash and cash equivalents, investments in marketable securities and restricted cash totaled $23.8 million as of June 30, 2008, compared with $28.6 million as of March 31, 2008. Complete financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations will be available with the filing of the company’s Quarterly Report on Form 10-Q with the Securities & Exchange Commission.

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MAXWELL TECHNOLOGIES REPORTS 2ND QUARTER FINANCIAL RESULTS

Management will conduct a conference call and simultaneous webcast to discuss second quarter financial results and the outlook for the balance of 2008 at 5 p.m. (EDT) today. The call may be accessed by dialing toll-free, (800) 862-9098 from the U.S. and Canada, or (785) 424-1051 for international callers. The live webcast may be accessed via the following link: http://www.maxwell.com/investors/investor-calendar.asp. Subsequent replay may be accessed at the company’s Presentation Archive via the following link: http://www.maxwell.com/investors/presentations.asp

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications.

Forward-Looking Statements - Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	the company’s history of losses and uncertainty about its ability to achieve or maintain profitability, or to obtain sufficient capital to finance its operations;

•	development and acceptance of products based on new technologies;

•	demand for original equipment manufacturers’ products reaching anticipated levels;

•	general economic conditions in the markets served by the company’s products;

•	cost-effective manufacturing and the success of outsourced manufacturing;

•	the impact of competitive products and pricing;

•	risks and uncertainties involved in foreign operations, including the impact of currency fluctuations;

•	product liability or warranty claims in excess of reserves.

For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Maxwell’s investor relations department at (858) 503-3233 or at our investor relations website: http://www.maxwell.com/investors/sec-filing.asp. All information in this release is as of August 6, 2008. The company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the company’s expectations.

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Sales	$19,112	$13,168	$35,889	$25,361
License fee and service revenue	505	454	1,062	817

Total revenues	19,617	13,622	36,951	26,178
Cost of sales	14,082	10,930	26,188	20,073

Gross profit	5,535	2,692	10,763	6,105
Operating expenses:
Selling, general and administrative	5,872	5,018	11,211	10,073
Research and development	3,586	3,094	6,793	5,911
Amortization of intangibles	93	65	176	84
Loss on sale of equipment	—	11	—	52

Total operating expenses	9,551	8,188	18,180	16,120

Loss from operations	(4,016)	(5,496)	(7,417)	(10,015)
Interest expense, net	(111)	(310)	(267)	(629)
Amortization of debt discount and prepaid debt costs	(641)	(904)	(1,369)	(1,808)
Gain (loss) on embedded derivatives and warrants	33	(1,426)	(960)	73
Other income (expense), net	13	109	(20)	205

Loss before income taxes	(4,722)	(8,027)	(10,033)	(12,174)
Income tax provision (benefit)	255	(59)	501	(158)

Net loss	$(4,977)	$(7,968)	$(10,534)	$(12,016)

Basic and diluted net loss per common share	$(0.24)	$(0.45)	$(0.52)	$(0.69)

Shares used in computing net loss per common share - basic and diluted	20,520	17,710	20,342	17,399

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$14,293	$14,579
Investments in marketable securities	699	7,635
Trade and other accounts receivable, net	15,004	13,933
Inventories, net	18,466	14,717
Prepaid expenses and other current assets	2,966	1,657

Total current assets	51,428	52,521
Property and equipment, net	17,908	14,636
Intangible assets, net	3,386	3,154
Goodwill	23,120	21,183
Prepaid pension asset	9,654	8,369
Restricted cash	8,825	8,000
Other non-current assets	246	417

Total assets	$114,567	$108,280

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$17,063	$9,516
Accrued warranty	606	768
Accrued employee compensation	3,988	2,885
Short-term borrowings and current portion of long-term debt	17,304	16,472
Deferred tax liability	378	378

Total current liabilities	39,339	30,019
Deferred tax liability, long-term	1,493	1,493
Convertible debenture and long-term debt, excluding current portion	9,313	13,544
Stock warrants	1,035	577
Other long-term liabilities	544	535

Total liabilities	51,724	46,168

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 21,178 and 20,417 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	2,107	2,042
Additional paid-in capital	180,344	172,899
Accumulated deficit	(130,628)	(120,094)
Accumulated other comprehensive income	11,020	7,265

Total stockholders’ equity	62,843	62,112

Total liabilities and stockholder’s equity	$114,567	$108,280